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                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Condensed Financial Information" and "Counsel and Independent Auditors" and to the use of our reports dated October 5, 1998 for Dreyfus Aggressive Growth Fund, Dreyfus International Value Fund, and Dreyfus Technology Growth Fund, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.



                                   ERNST & YOUNG LLP

New York, New York
November 25, 1998